Exhibit 99.1

McDATA CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Adopted May 23, 2000, amended on December 2, 2003 and April 6, 2006.

1.	AUTHORITY

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of McDATA Corporation (the “Corporation”) is established pursuant to the Corporation’s By-laws and Delaware General Corporation Law. The Committee shall be comprised of three (3) or more directors as determined from time to time by resolutions of the Board. Members of the Committee shall be elected by the Board at the annual meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee (the “Chairman”) shall be designated by the Board. The presence in person or by telephone or other similar means of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

2.	PURPOSE OF THE COMMITTEE

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries. The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Corporation (including attempts to resolve disagreements between management and the auditor regarding financial reporting), for the purpose of preparing or issuing an audit report or related work. In addition, the Committee will oversee the audit efforts of the Corporation’s internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation’s auditors are independent of management.

3.	COMPOSITION OF THE COMMITTEE

Each member of the Committee shall be an “independent” director within the meaning of The Nasdaq Stock Market Marketplace Rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be “financially literate” and one member of the Committee shall be the “financial expert” within the meaning of The Nasdaq Stock Market Marketplace Rules.

4.	MEETINGS OF THE COMMITTEE

The Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee, or the Chairman, should meet or confer with the independent accountants and management quarterly to review the Corporation’s quarterly financial information prior to issuance of the earnings press release that is filed with the Securities and Exchange Commission (“SEC”). The Chairman should work with the Chief Financial Officer and management of the Corporation to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings, or portions thereof, and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and provide copies of such minutes to the Board.

5.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The Committee should review and reassess annually the adequacy of the Committee’s charter. The Committee shall receive periodically from the Corporation’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

A.	Selection and Evaluation of Auditors

•	Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation for each fiscal year;

•	Review and approve the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein;

•	Review the performance of the Corporation’s independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

•	Oversee the independence of the Corporation’s independent auditors in accordance with applicable laws and regulations;

•	Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation’s independent auditors;

•	Establish a delegation of authority to the Chairman for the purposes of pre-approving all non-auditing services;

•	Pre-approve all non-auditing services, including tax services, as defined by Section 201 of the Sarbanes-Oxley Act of 2002;

•	Report all non-auditing services to investors in periodic reports.

B.	Oversight of Annual Audit and Quarterly Reviews

•	Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, and monitor such plan’s progress and results during the year;

•	Confirm through private discussions with the Corporation’s independent auditors and the Corporation’s management that no management restrictions are being placed on the scope of the independent auditors’ work;

•	Review the results of the year-end audit of the Corporation;

•	Review with management and the Corporation’s independent auditors such accounting policies, and changes therein, of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body.

C.	Oversight of Financial Reporting Process and Internal Controls

•	Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures;

•	Review with management the Corporation’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

•	Obtain from management signed statements in accordance with the Sarbanes-Oxley Act, Sections 302 and 404, regarding the establishment and maintenance of internal controls, including an assessment of the effectiveness of the internal controls and the procedures for financial reporting;

•	Receive an annual attestation report from the Corporation’s independent auditors in compliance with Section 404 of the Sarbanes-Oxley Act;

•	Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

•	Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related to matters that may have a bearing on the Corporation; and

•	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management.

D.	Other Matters

•	Meet with the general counsel and/or outside counsel, when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

•	Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;

•	Obtain from the independent auditors any information pursuant to Section 10A of the 1934 Act;

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing;

•	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

•	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

E.	With respect to the duties and responsibilities listed above, the Committee should:

•	Report regularly to the Board on its activities, as appropriate;

•	Exercise reasonable diligence in gathering and considering all material information;

•	Understand and weigh alternative courses of conduct that may be available;

•	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

•	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

•	Provide management, the Corporation’s independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations.

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